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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2000, except for the subsequent events described in Note 10 and Note 21, as to which the dates are March 23, 2000 and April 7, 2000, respectively, relating to the financial statements, which appear in Dental/Medical Diagnostic Systems, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Woodland Hills, California
February 2, 2001







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